Exhibit 2.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made by and among Inuvo, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, a “Purchaser,” and collectively, the “Purchasers”) effective as of the date this Agreement is executed by the Company.

RECITALS

A.           In connection with the Securities Purchase Agreement by and among the parties hereto (or as applicable, their affiliates), (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Purchaser 10% senior unsecured subordinated convertible promissory notes of the Company (the “Notes”).

B.           The Notes are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

C.           To induce the Purchasers to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1.
Definitions

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)           “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Newport Beach, California are authorized or required by law to remain closed.

(b)           “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

(c)           “Cut Back Shares” has the meaning set forth in Section 2(d).

(d)           “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(e)           “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 15th calendar day after the termination of the Merger Agreement (and the 30th calendar day after the termination of the Merger Agreement in the event the Registration Statement is filed on Form S-1) and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(f)           “Merger Agreement” means that certain Agreement and Plan of Merger of even date herewith by and among the Company, ConversionPoint Technologies, Inc. and other parties thereto.

(g)           “Prospectus Supplement” has the meaning set forth in Section 2(h).

(h)           “Purchaser” means a Purchaser or any transferee or assignee of any Registrable Securities or Notes, as applicable, to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities or Notes, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(i)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(j)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(k)           “Registrable Securities” means (i) any Conversion Shares issued or issuable pursuant to the terms of the Notes, and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and Alternate Consideration (as defined in the Notes) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on issuance of Common Stock pursuant to the terms of the Notes.

(l)           “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

(m)           “Required Holders” means the holders of at least a majority of the Registrable Securities (excluding any Registrable Securities held by the Company or any of its Subsidiaries).

(n)           “Required Registration Amount” means that number of Conversion Shares issued and issuable pursuant to the terms of the Notes, subject to adjustment as provided in Section 2(c).

(o)           “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration.

(p)           “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(q)           “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(r)           “Shelf Registration Statement” has the meaning set forth in Section 2(h).

(s)           “Staff” has the meaning set forth in Section 2(d).

(t)           “Transaction Agreements” means this Agreement, the Securities Purchase Agreement and the Notes.

2.
Registration.

(a)           Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities, provided that such initial Registration Statement shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC, provided further that if Form S-3 is unavailable for such a registration, the Company shall use such other form as is required by Section 2(b). Such initial Registration Statement, and each other Registration Statement required to filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Required Holders) the “Selling Security Holders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable best efforts to have such initial Registration Statement, and each other Registration Statement required to filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable and, with respect to the initial Registration Statement, within ninety (90) days after filing.

(b)           Ineligibility to Use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including Form S-1, reasonably acceptable to the Required Holders and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the SEC.

(c)           Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or a Purchaser’s allocated portion of the Registrable Securities pursuant to Section 2(f), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use its commercially reasonable best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC.

(d)           Offering. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Purchasers participating therein (or as otherwise may be acceptable to each Purchaser) without being named therein as an “underwriter,” then the Company shall remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) to be included in such Registration Statement by all Purchasers until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall remove from the Registration Statement the number of Registrable Securities to be included by all Purchasers on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Purchaser) unless the inclusion of the Registrable Securities by a particular Purchaser or a particular set of Purchasers are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the Registrable Securities held by such Purchaser or set of Purchasers shall be the only Registrable Securities subject to reduction (and if by a set of Purchasers on a pro rata basis by such Purchasers or on such other basis as would result in the exclusion of the least number of Registrable Securities by all such Purchasers).  In addition, in the event that the Staff or the SEC requires any Purchaser seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Purchaser does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Purchaser, until such time as the Staff or the SEC does not require such identification or until such Purchaser accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable Securities other than those issued pursuant to the Securities Purchase Agreement. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Purchaser shall have the right to require, upon delivery of a written request to the Company signed by such Purchaser, the Company to file a registration statement within thirty (30) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Purchaser in a manner acceptable to such Purchaser, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Purchaser have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Purchaser or (ii) all Registrable Securities may be resold by such Purchaser without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Purchaser agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Purchaser as to all Registrable Securities held by such Purchaser and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by a Purchaser multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Purchaser as contemplated above).

(e)           Piggyback Registrations. Without limiting any obligation of the Company hereunder or under the Securities Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to each Purchaser a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(e) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(f)           Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Purchaser sells or otherwise transfers any of such Purchaser’s Registrable Securities, each transferee or assignee (as the case may be) that becomes a Purchaser shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Purchasers, pro rata based on the number of Registrable Securities then held by such Purchasers which are covered by such Registration Statement.

(g)           No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(h)           Shelf Registration Statement. Notwithstanding the registration obligations set forth above in this Section 2, in the event it is determined that the Company may effect registration of the Registrable Securities by filing a prospectus supplement (the “Prospectus Supplement”) to the Company’s shelf registration statement (Registration No. 333-220317) (the “Shelf Registration Statement”), the Company shall, in lieu of filing a Registration Statement pursuant to Section 2(a) or Section 2(b), file by no later than the Filing Deadline, a Prospectus Supplement to the Shelf Registration Statement covering the Registrable Securities.

3.
Related Obligations.

The Company shall use its commercially reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a)           The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its commercially reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall use its commercially reasonable best efforts keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Purchasers on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date as of which all of the Purchasers may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(e)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or (ii) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities required to be disclosed under the Securities Act or the Exchange Act (as defined below). The Company shall use its best efforts to submit to the SEC, within one (1) Business Day (but in any event no later than the second (2nd) Business Day), after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than twenty-four (24) hours after the submission of such request .

(b)           The Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, that by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)           The Company shall (A) permit legal counsel for each Purchaser to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which any legal counsel for any Purchaser reasonably objects. The Company shall promptly furnish to legal counsel for each Purchaser, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement), (ii) after the same is prepared and filed with the SEC, one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by a Purchaser, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with legal counsel for each Purchaser in performing the Company’s obligations pursuant to this Section 3.

(d)           The Company shall promptly furnish to each Purchaser whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by a Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Purchaser may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

(e)           The Company shall use its commercially reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchasers of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify legal counsel for each Purchaser and each Purchaser who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)           The Company shall notify legal counsel for each Purchaser and each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to legal counsel for each Purchaser and each Purchaser (or such other number of copies as legal counsel for each Purchaser or such Purchaser may reasonably request). The Company shall also promptly notify legal counsel for each Purchaser and each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to legal counsel for each Purchaser and each Purchaser by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto.

(g)           The Company shall (i) use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and (ii) notify legal counsel for each Purchaser and each Purchaser who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           If any Purchaser may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Purchaser consents to so being named an underwriter, at the request of any Purchaser, the Company shall furnish to such Purchaser, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as a Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchasers, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchasers.

(i)           If any Purchaser may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Purchaser consents to so being named an underwriter, upon the written request of such Purchaser, the Company shall make available for inspection by (i) such Purchaser, (ii) legal counsel for such Purchaser and (iii) one (1) firm of accountants or other agents retained by such Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Purchaser) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Agreement (as defined in the Securities Purchase Agreement). Such Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Purchaser, if any) shall be deemed to limit any Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j)           The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at such Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall use its commercially reasonable best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on an Eligible Market (as defined in the Securities Purchase Agreement), or (iii) if, despite the Company’s best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its commercially reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall cooperate with each Purchaser and any broker or dealer through which any such Purchaser proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Purchaser. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(k).

(l)           The Company shall cooperate with the Purchasers who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Purchasers may reasonably request from time to time and registered in such names as the Purchasers may request.

(m)           If requested by a Purchaser, the Company shall as soon as practicable after receipt of notice from such Purchaser and (i) incorporate in a prospectus supplement or post-effective amendment such information as a Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by a Purchaser holding any Registrable Securities.

(n)           The Company shall use its commercially reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)           The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement. For the avoidance of doubt, filing of documents required by this Section 3(o) via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) shall satisfy all delivery requirements of this Section 3(o).

(p)           The Company shall otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)           Within one (1) Business Day after a Registration Statement, which covers Registrable Securities, is declared effective by the SEC, and in the event the Registrable Shares are not covered by a prospectus supplement to the Company’s Shelf Registration Statement, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A.

(r)           The Company shall use its commercially reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of all the Registrable Securities (provided that Form S-3 may be used for any such resales).

(s)           The Company shall take all other commercially reasonable actions necessary to expedite and facilitate disposition by each Purchaser of its Registrable Securities pursuant to each Registration Statement.

4.
Obligations of the Purchasers.

(a)           At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Purchaser in writing of the information the Company requires from each such Purchaser with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)           Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit D (a “Selling Stockholder Questionnaire”) on a date that is the later of (i) not less than two (2) Business Days prior to the Filing Date or (ii) by the end of the fourth (4th) Business Day following the date on which such Holder receives draft materials in accordance with this Section.

(c)           Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Purchaser in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Purchaser has not yet settled.

(d)           Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.
Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions and Purchaser legal fees, incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company shall be paid by the Company. Notwithstanding the foregoing, the Company shall pay the reasonable fees and expenses of one legal counsel to the Purchasers in connection with the transactions contemplated by this Agreement in an amount not to exceed $25,000 in the aggregate.

6.
Indemnification.

(a)           In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, (y) shall not be available to a particular Purchaser to the extent such Claim is based on a failure of such Purchaser to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed, and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Purchasers pursuant to Section 9.

(b)           In connection with any Registration Statement in which a Purchaser is participating, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), such Purchaser will reimburse an Indemnified Party any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed, provided further that such Purchaser shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Purchaser as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Purchasers pursuant to Section 9.

(c)           Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, that an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further, that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)           No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)           The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.
Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Purchaser has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.
Reports Under the Exchange Act

With a view to making available to the Purchasers the benefits of Rule 144, the Company agrees to use its best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood and agreed that nothing herein shall limit any obligations of the Company under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

9.
Assignment of Registration Rights

All or any portion of the rights under this Agreement shall be automatically assignable by each Purchaser to any transferee or assignee (as the case may be) of all or any portion of such Purchaser’s Registrable Securities, Notes or Warrants if: (i) such Purchaser agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Notes and the Warrants (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

10.
Amendment of Registration Rights.

Provisions of this Agreement may be amended only with the written consent of the Company and the Required Holders. Any amendment effected in accordance with this Section 10 shall be binding upon each Purchaser and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the holders of Registrable Securities, (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion) or (3) applies retroactively. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.
Miscellaneous.

(a)           Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns, or is deemed to own, of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) with respect to Section 3(c), by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Inuvo, Inc.
500 President Clinton Avenue, Suite 300
Little Rock, AR 72201
Attention: John Pisaris, General Counsel
Email: john.pisaris@inuvo.com
Facsimile No.: 727-683-9342

With a copy (for informational purposes only) to:

Pearlman Law Group LLP
200 South Andrews Avenue, Suite 901
Fort Lauderdale, FL 33301
Attention: Brian Pearlman, Esq.
Email: brian@pslawgroup.net

If to the Transfer Agent:

Colonial Stock Transfer Company, Inc.
66 Exchange Place, 1st Floor
Salt Lake City, UT 84111
Telephone: (801) 355-5740
Email: gayle@colonialstock.com
Attention: Gayle Terry

If to a Purchaser, to its address and facsimile number set forth on the signature page to the Securities Purchase Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or electronic mail transmission containing the time, date, recipient facsimile number or electronic mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and each Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party hereto and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which any party may be entitled by law or equity.

(d)           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT POSSIBLE, ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           This Agreement, the other Transaction Agreements, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto and thereto solely with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Agreements, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto solely with respect to the subject matter hereof and thereof; provided, however, that nothing contained in this Agreement or any other Transaction Agreement shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company, (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries or any rights of or benefits to any Purchaser or any other Person in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Purchaser and all such agreements shall continue in full force and effect or (iii) limit any obligations of the Company under any of the other Transaction Agreements.

(f)           Subject to compliance with Section 9 (if applicable), this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(g)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(i)           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)           All consents and other determinations required to be made by the Purchasers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l)           The obligations of each Purchaser under this Agreement and the other Transaction Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other Transaction Agreement. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Agreements or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among Purchasers.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the dates set forth below.

COMPANY:
INUVO, INC. By: /s/ Richard K. Howe Richard K. Howe, President and CEO Dated: November 1, 2018
[SIGNATURE PAGE OF PURCHASER(S) FOLLOWS]

[SIGNATURE PAGE OF PURCHASER – REGISTRATION RIGHTS AGREEMENT]

CPT INVESTMENTS, LLC,
a California limited liability company

By:             /s/ Raghu Kilambi
Name:        Raghu Kilambi
Title:          Managing Member

Dated: November 1, 2018

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT
Attention: _____________

Re:
Inuvo, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Inuvo, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the Purchasers named therein (collectively, the “Holders” or the “Selling Shareholders”) pursuant to which the Company issued to the Holders certain 10% senior unsecured subordinated convertible promissory notes (the “Notes”) convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the shares of Common Stock issuable pursuant to the terms of the Notes, which are defined as the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form [S-3] (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling security holder thereunder.

The names of the Selling Stockholders to whom this opinion relates and the numbers of Shares that each Selling Stockholder may resell under the Registration Statement are set forth under the column “Shares to be Offered” in the section of the Registration Statement and Prospectus entitled “Selling Stockholders” in the column “Shares to be Offered Pursuant to the Registration Statement.” For purposes of this opinion, we have reviewed a copy of the Registration Statement and Prospectus, and such other and further information and documents as we have deemed advisable.

In connection with the foregoing, we have examined copies of resolutions of the Board of Directors of the Company, the securities described in the Registration Statement and such other agreements, instruments and documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In making such examination, we have assumed the genuineness of all signatures on all original documents and the conformity to original documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact material to such opinions, we have, when relevant facts were not independently established, relied upon statements and certificates furnished to us.

Based upon and subject to the foregoing, we render the following opinion:

1.           The Registration Statement has become effective under the Act, and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened.

2.           Upon conversion of the Notes, the Shares are duly and validly issued, fully paid and non-assessable, and not subject to the preemptive rights of any stockholder of the Company.

As with any selling stockholders’ registration statement, the Shares are restricted securities, but may be sold pursuant to the Registration Statement. The normal restrictive legend appearing thereto may be removed following the sale of such securities or the placement in street name of the selling broker in contemplation of imminent sale with the understanding that, if the sale is not consummated, the certificates will be returned to you for relegending.

Notwithstanding the foregoing, we may in the future advise you as to certain institutional type investors or foreign investors from whose shares the restrictive legend may be removed prior to placement into street name based on their status.

Our opinion shall not apply to resales occurring during any period that we or the Company may advise you in writing that the Registration Statement is not current. In such event, no resales of Shares by Selling Stockholders shall be effected pursuant to our opinion until we confirm that our opinion may again be relied upon to effect resales by Selling Stockholders.

This opinion is rendered to Colonial Stock Transfer Co., Inc. and is not to be relied upon by any other person. We undertake no responsibility to update this information to reflect facts occurring after the date hereof.

Very truly yours,

[ISSUER’S COUNSEL]

By:_____________________

EXHIBIT B

SELLING SECURITY HOLDERS

This prospectus covers the sale by the selling security holders of up to an aggregate of [________] shares of common stock, including an aggregate of [________] shares of our common stock issuable upon conversion of the Notes. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the ownership of the Notes described below, the selling security holders have not had any material relationship with us within the past three years except as disclosed under the heading “Our Relationships with the Selling Security Holders” below.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by the selling security holders, based on their respective ownership of shares of common stock, as of ________ __, 20__, assuming conversion of the Notes held by each selling security holder on that date and does not take into account of any limitations on conversion contained in the Notes. The number of shares of common stock issuable upon conversion of the Notes held by each selling security holder on _________ __, 20__ is the maximum number of shares of common stock issuable upon conversion of the Notes on _______ __, 20__.

The third column lists the shares of common stock being offered by this prospectus by the selling security holders and does not take in account any limitations on issuance of common stock upon conversion of the Notes.

The fourth column assumes the sale of all of the shares offered by the selling security holders under this prospectus and does not take into account any limitations on issuance of common stock pursuant to the terms of the notes contained in the notes or the limitations on issuance of common stock upon exercise of the Warrants contained in the Warrants.

Under the terms of the Notes, a selling security holder may not convert the Notes to the extent (but only to the extent) the aggregate number of shares of common stock issuable upon conversion of all Notes issued by us would exceed 19.99% of our outstanding shares of common stock on November 1, 2018 without first obtaining shareholder approval. The number of shares in the second column and the fourth column does not reflect these limitations. The number of shares beneficially owned by each selling security holder taking into account these limitations, if such number is less than the number of shares set forth in the table, is set forth in the footnotes to the table below. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

EXHIBIT C
PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the conversion of the Notes to permit the resale of these shares of common stock by the holders of the Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●
in the over-the-counter market;

●
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
short sales made after the date the Registration Statement is declared effective by the SEC;

●
broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●
a combination of any such methods of sale; and

●
any other method permitted pursuant to applicable law.

The selling security holders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling security holders may transfer the shares of common stock by other means not described in this prospectus. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT D
INUVO, INC.

SELLING STOCKHOLDER QUESTIONNAIRE

In connection with the Registration Rights Agreement dated _________, 2018 (the “Registration Rights Agreement”) by and between Inuvo, Inc., a Nevada corporation (the “Company”) and the undersigned selling stockholder (the “Selling Stockholder”), the Company agreed to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (the “Resale Registration Statement”) pursuant to which the Company will register the resale of certain shares of its common stock (the “Restricted Securities”) held of record by the Selling Stockholder for resale under Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

This Selling Stockholder Questionnaire (the “Questionnaire”) requests certain information regarding you as a Selling Stockholder which is necessary to complete the preparation of the Resale Registration Statement. Exhibit A to this questionnaire defines certain terms which are used herein.

1.	Please provide the full legal name of the Selling Stockholder(s):

_____________________________________________________________________________________

_____________________________________________________________________________________

If the Selling Stockholder is a corporation, partnership, limited liability company or other entity, please provide the jurisdiction under which such entity is organized:

_____________________________________________________________________________________

2.	Please indicate below the total number of shares of the Company's common stock held by the Selling Stockholder as of the date hereof:

______________________________________________________________________________________

3.
Please indicate below the nature of any position, office or other material relationship which the Selling Stockholder has had within the past three years with the Company or any of the Company’s affiliates:

______________________________________________________________________________________

4.
Is the Selling Stockholder a registered “broker-dealer” under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? “Broker” and “dealer” are defined on Exhibit A attached hereto.

Yes	☐	No	☐

If “Yes”, did the Selling Stockholder receive the Restricted Securities as compensation for services provided to the Company?

Yes	☐	No	☐

If the Selling Stockholder is a Broker or Dealer and has checked the “No” box directly above, the Company may identify the Selling Stockholder as an underwriter in the Resale Registration Statement and related prospectus in accordance with the Commission’s rules and interpretations.

5.
Is the Selling Stockholder an “affiliate” of a registered broker-dealer as defined above? An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Securities Act, Rule 405, Rule 501(b), Rule 3b-18.

Yes	☐	No	☐

If “Yes”, did the Selling Stockholder both: (i) purchase the Restricted Securities in the ordinary course of business; and (ii) has no agreement or understanding, directly or indirectly, with any party to distribute the Restricted Securities, at the time of purchase of the Restricted Securities?

Yes	☐	No	☐

If the Selling Stockholder is an affiliate of a Broker or Dealer and has checked the “No” box directly above, the Company may identify such Selling Stockholder as an underwriter in the Resale Registration Statement and related prospectus in accordance with the Commission’s rules and interpretations.

6.
Please list in the space provided below the names of all natural persons (i.e., individuals), if any, who have beneficial ownership of the Restricted Securities. “Beneficial ownership” is defined on Exhibit A attached hereto.

______________________________________________________________________________________

7.
Are there any agreement or understanding to transfer the Restricted Securities to a third party or any existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Restricted Securities?

Yes	☐	No	☐

If “Yes”, please describe below:

______________________________________________________________________________________

8.	Is the Selling Stockholder subject to any lock-up or leak-out agreements with respect to the Restricted Securities?

Yes	☐	No	☐

If “Yes”, please describe below:

______________________________________________________________________________________

9.	At the time the Selling Stockholder acquired the Restricted Securities was the Selling Stockholder a U.S. person? “U.S. person” is defined on Exhibit A attached hereto.

Yes	☐	No	☐

Once you have completed the Questionnaire, please sign it to indicate:

●
your acknowledgment that the Company will rely on the information provided by you in this Questionnaire in the preparation and filing of the Resale Registration Statement, and your consent for the Company to use the information provided therein;

●	your acknowledgement that material misstatements or omissions in your responses to the questions contained in this Questionnaire may give rise to civil and criminal liabilities against you;

●	your agreement to promptly notify the Company of any changes in information provided in the Questionnaire occurring after the date you sign the Questionnaire; and

●
your confirmation that the information contained in the Questionnaire is true and correct, to the best of your knowledge and belief after a reasonable investigation, as of the date you sign the Questionnaire.

If the Restricted Securities are held of record by more than one person, both persons must complete and sign this Questionnaire.

Please return this completed executed Questionnaire as soon as possible, but not later than ___________________ to: John B. Pisaris, Esq., General Counsel of the Company. THE EXISTENCE AND CONTENTS OF THE QUESTIONNAIRE, AS WELL AS YOUR ANSWERS AND ALL NOTES AND DRAFTS PREPARED BY YOU, ARE CONSIDERED EXTREMELY CONFIDENTIAL AND PROPRIETY BY THE COMPANY AND SHOULD BE TREATED ACCORDINGLY.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated: _______________________________________________

Printed Name of Selling Stockholder(s)

Signature

____________________________________________________
Signature

Printed name(s) of Signatory

Title of Signatory, if applicable

EXHIBIT A

Exchange Act, Section 3(a)(4).

A.
“Broker” means generally, any person engaged in the business of effecting transactions in securities for the account of others.

B.
A bank shall not be considered to be a broker because the bank engages in any one or more of the following activities under the conditions described:

i.
Third party brokerage arrangements: The bank enters into a contractual or other written arrangement with a broker or dealer registered under this title under which the broker or dealer offers brokerage services on or off the premises of the bank if —

I.	such broker or dealer is clearly identified as the person performing the brokerage services;

II.	the broker or dealer performs brokerage services in an area that is clearly marked and, to the extent practicable, physically separate from the routine deposit-taking activities of the bank;

III.
any materials used by the bank to advertise or promote generally the availability of brokerage services under the arrangement clearly indicate that the brokerage services are being provided by the broker or dealer and not by the bank;

IV.	any materials used by the bank to advertise or promote generally the availability of brokerage services under the arrangement are in compliance with the Federal securities laws before distribution;

V.
bank employees (other than associated persons of a broker or dealer who are qualified pursuant to the rules of a self-regulatory organization) perform only clerical or ministerial functions in connection with brokerage transactions including scheduling appointments with the associated persons of a broker or dealer, except that bank employees may forward customer funds or securities and may describe in general terms the types of investment vehicles available from the bank and the broker or dealer under the arrangement;

VI.
bank employees do not receive incentive compensation for any brokerage transaction unless such employees are associated persons of a broker or dealer and are qualified pursuant to the rules of a self- regulatory organization, except that the bank employees may receive compensation for the referral of any customer if the compensation is a nominal one-time cash fee of a fixed dollar amount and the payment of the fee is not contingent on whether the referral results in a transaction;

VII.	such services are provided by the broker or dealer on a basis in which all customers that receive any services are fully disclosed to the broker or dealer;

VIII.	the bank does not carry a securities account of the customer except as permitted under clause (ii) or (viii) of this subparagraph; and

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IX.
the bank, broker, or dealer informs each customer that the brokerage services are provided by the broker or dealer and not by the bank and that the securities are not deposits or other obligations of the bank, are not guaranteed by the bank, and are not insured by the Federal Deposit Insurance Corporation.

ii.
Trust activities: The bank effects transactions in a trustee capacity, or effects transactions in a fiduciary capacity in its trust department or other department that is regularly examined by bank examiners for compliance with fiduciary principles and standards, and—

I.
is chiefly compensated for such transactions, consistent with fiduciary principles and standards, on the basis of an administration or annual fee (payable on a monthly, quarterly, or other basis), a percentage of assets under management, or a flat or capped per order processing fee equal to not more than the cost incurred by the bank in connection with executing securities transactions for trustee and fiduciary customers, or any combination of such fees; and

II.	does not publicly solicit brokerage business, other than by advertising that it effects transactions in securities in conjunction with advertising its other trust activities.

iii.	Permissible securities transactions: The bank effects transactions in—

I.	commercial paper, bankers acceptances, or commercial bills;

II.	exempted securities;

III.
qualified Canadian government obligations as defined in section 24 of Title 12, in conformity with section 15C and the rules and regulations thereunder, or obligations of the North American Development Bank; or

IV.
any standardized, credit enhanced debt security issued by a foreign government pursuant to the March 1989 plan of then Secretary of the Treasury Brady, used by such foreign government to retire outstanding commercial bank loans.

iv.	Certain stock purchase plans

I.
Employee benefit plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of any pension, retirement, profit- sharing, bonus, thrift, savings, incentive, or other similar benefit plan for the employees of that issuer or its affiliates (as defined in section 1841 of Title 12), if the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan.

II.	Dividend reinvestment plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of that issuer’s dividend reinvestment plan, if—

	(aa)	the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan; and

	(bb)	the bank does not net shareholders’ buy and sell orders, other than for programs for odd-lot holders or plans registered with the Commission.

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III.
Issuer plans: The bank effects transactions, as part of its transfer agency activities, in the securities of an issuer as part of a plan or program for the purchase or sale of that issuer’s shares, if—

	(aa)	the bank does not solicit transactions or provide investment advice with respect to the purchase or sale of securities in connection with the plan or program; and

	(bb)	the bank does not net shareholders’ buy and sell orders, other than for programs for odd-lot holders or plans registered with the Commission.

IV.
Permissible delivery of materials: The exception to being considered a broker for a bank engaged in activities described in subclauses (I), (II), and (III) will not be affected by delivery of written or electronic plan materials by a bank to employees of the issuer, shareholders of the issuer, or members of affinity groups of the issuer, so long as such materials are—

	(aa)	comparable in scope or nature to that permitted by the Commission as of November 12, 1999; or

	(bb)	otherwise permitted by the Commission.

v.
Sweep accounts: The bank effects transactions as part of a program for the investment or reinvestment of deposit funds into any no-load, open-end management investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund.

vi.	Affiliate transactions: The bank effects transactions for the account of any affiliate of the bank (as defined in section 1841 of Title 12) other than—

I.	a registered broker or dealer; or

II.	an affiliate that is engaged in merchant banking, as described in section 1843(k)(4)(H) of Title 12.

vii.	Private securities offerings: The bank—

I.
effects sales as part of a primary offering of securities not involving a public offering, pursuant to section 3(b), 4(2), or 4(6) of the Securities Act of 1933 or the rules and regulations issued thereunder;

II.
at any time after the date that is 1 year after November 12, 1999, is not affiliated with a broker or dealer that has been registered for more than 1 year in accordance with this title, and engages in dealing, market making, or underwriting activities, other than with respect to exempted securities; and

III.
if the bank is not affiliated with a broker or dealer, does not effect any primary offering described in subclause (I) the aggregate amount of which exceeds 25 percent of the capital of the bank, except that the limitation of this subclause shall not apply with respect to any sale of government securities or municipal securities.

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viii.	Safekeeping and custody activities

I.	In general: The bank, as part of customary banking activities—

	(aa)	provides safekeeping or custody services with respect to securities, including the exercise of warrants and other rights on behalf of customers;

	(bb)	facilitates the transfer of funds or securities, as a custodian or a clearing agency, in connection with the clearance and settlement of its customers’ transactions in securities;

(cc)
effects securities lending or borrowing transactions with or on behalf of customers as part of services provided to customers pursuant to division (aa) or (bb) or invests cash collateral pledged in connection with such transactions

(dd)
holds securities pledged by a customer to another person or securities subject to purchase or resale agreements involving a customer, or facilitates the pledging or transfer of such securities by book entry or as otherwise provided under applicable law, if the bank maintains records separately identifying the securities and the customer; or

(ee)
serves as a custodian or provider of other related administrative services to any individual retirement account, pension, retirement, profit sharing, bonus, thrift savings, incentive, or other similar benefit plan.

II.
Exception for carrying broker activities: The exception to being considered a broker for a bank engaged in activities described in subclause (I) shall not apply if the bank, in connection with such activities, acts in the United States as a carrying broker (as such term, and different formulations thereof, are used in section 15(c)(3) and the rules and regulations thereunder) for any broker or dealer, unless such carrying broker activities are engaged in with respect to government securities (as defined in paragraph (42)).

ix.	Identified banking products: The bank effects transactions in identified banking products as defined in section 206 of the Gramm-Leach-Bliley Act [15 U.S.C.A. § 78c note].

x.	Municipal securities: The bank effects transactions in municipal securities.

xi.
De minimis exception: The bank effects, other than in transactions referred to in clauses (i) through (x), not more than 500 transactions in securities in any calendar year, and such transactions are not effected by an employee of the bank who is also an employee of a broker or dealer.

C. Execution by broker or dealer: The exception to being considered a broker for a bank engaged in activities described in clauses (ii), (iv), and (viii) of subparagraph (B) shall not apply if the activities described in such provisions result in the trade in the United States of any security that is a publicly traded security in the United States, unless—

i.	the bank directs such trade to a registered broker or dealer for execution;

ii.	the trade is a cross trade or other substantially similar trade of a security that—

I.	is made by the bank or between the bank and an affiliated fiduciary; and

II.	is not in contravention of fiduciary principles established under applicable Federal or State law; or

iii.	the trade is conducted in some other manner permitted under rules, regulations, or orders as the Commission may prescribe or issue.

D. Fiduciary capacity: For purposes of subparagraph (B)(ii), the term “fiduciary capacity” means —

i.
in the capacity as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gift to minor act, or as an investment adviser if the bank receives a fee for its investment advice;

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ii.	in any capacity in which the bank possesses investment discretion on behalf of another; or

iii.	in any other similar capacity.

E. Exception for entities subject to section 15(e): The term “broker” does not include a bank that—

i.	was, on the day before November 12, 1999, subject to section 15(e); and

ii.	is subject to such restrictions and requirements as the Commission considers appropriate.

Exchange Act, Section 3(a)(5).

A.
“Dealer” means generally, any person engaged in the business of buying and selling securities for such person’s own account through a broker or otherwise.

B.
Exception for person not engaged in the business of dealing: The term “dealer” does not include a person that buys or sells securities for such person’s own account, either individually or in a fiduciary capacity, but not as a part of a regular business.

C.
Exception for certain bank activities: A bank shall not be considered to be a dealer because the bank engages in any of the following activities under the conditions described:

i.	Permissible securities transactions: The bank buys or sells—

I.	commercial paper, bankers acceptances, or commercial bills;

II.	exempted securities;

III.
qualified Canadian government obligations as defined in section 24 of Title 12, in conformity with section 15C and the rules and regulations thereunder, or obligations of the North American Development Bank; or

IV.
any standardized, credit enhanced debt security issued by a foreign government pursuant to the March 1989 plan of then Secretary of the Treasury Brady, used by such foreign government to retire outstanding commercial bank loans.

ii.	Investment, trustee, and fiduciary transactions: The bank buys or sells securities for investment purposes—

I.	for the bank; or

II.	for accounts for which the bank acts as a trustee or fiduciary.

iii.
Asset-backed transactions: The bank engages in the issuance or sale to qualified investors, through a grantor trust or other separate entity, of securities backed by or representing an interest in notes, drafts, acceptances, loans, leases, receivables, other obligations (other than securities of which the bank is not the issuer), or pools of any such obligations predominantly originated by—

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I.	the bank;

II.	an affiliate of any such bank other than a broker or dealer; or

III.	a syndicate of banks of which the bank is a member, if the obligations or pool of obligations consists of mortgage obligations or consumer related receivables.

iv.	Identified banking products: The bank buys or sells identified banking products, as defined in section 206 of the Gramm-Leach-Bliley Act [15 U.S.C.A. § 78c note].

“Beneficial Ownership” Securities are “beneficially owned” by an individual if such individual, directly or indirectly, through any contract, arrangement, understanding, relationship or other means, has or shares with others either (or both):

●	Voting power, that is, the power to vote, or to direct the vote, of the securities; and/or

●	Investment power, that is, the power to dispose, or to direct the disposition, of the securities.

Securities beneficially owned need not be registered in an individual’s name. For example, an individual would ordinarily be considered the beneficial owner of securities:

●	held in the name of family members, if such individual has the power to re-vest title in himself or herself or to dispose or direct the voting of the securities;

●	held for such individual in the names of nominees, such as brokers, or in “street name”;

●	held by a partnership of which such individual is a partner;

●	held by a corporation controlled by such individual; or

●	held by a trust of which such individual is a trustee.

On the other hand, securities would not be beneficially owned by an individual if such individual only has the right to receive dividends on, or the sale proceeds of, such securities, and does not have or share the power to vote or divest them. For example, a beneficiary of the income from securities held in a trust managed by independent trustees would not ordinarily be the beneficial owner of such securities.
An individual would also be considered the beneficial owner of securities on any date if he or she has the right to acquire beneficial ownership, as defined above, within 60 days of that date, including pursuant to the exercise of an option, warrant, or other right, through conversion of a security, or pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

U.S. person. A “U.S. person” means:

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the United States;

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(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	any partnership or corporation if:

	(A)	organized or incorporated under the laws of any foreign jurisdiction; and

(B)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

The following are not “U.S. persons”:

(i)
any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

	(A)	an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

	(B)	the estate is governed by foreign law;

(iii)
any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	any agency or branch of a U.S. person located outside the United States if:

	(A)	the agency or branch operates for valid business reasons; and

	(B)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)
the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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